UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 21, 2026
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AKEBIA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Third Avenue, Floor 2 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-2098
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 21, 2026, Akebia Therapeutics, Inc. (the “Company”) received a deficiency letter (the "Notice") from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock, par value $0.00001 per share (the “Common Stock”), had closed below $1.00 per share, which is the minimum bid price required to maintain continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”).

The Notice has no immediate effect on the listing of the Company’s Common Stock. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has an initial period of 180 calendar days, or until April 19, 2027 (the "Initial Compliance Period"), to regain compliance with the Bid Price Requirement. To regain compliance, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the Initial Compliance Period, at which time the Staff will provide written notification to the Company that it has regained compliance with the Bid Price Requirement, unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If the Company does not regain compliance with the Bid Price Requirement during the Initial Compliance Period, the Company may be eligible for an additional 180 calendar day compliance period (the "Second Compliance Period"). To qualify, the Company would need to meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the Bid Price Requirement. In addition, the Company would need to provide written notice to the Staff of its intention to cure the deficiency during the Second Compliance Period by implementing a reverse stock split, if necessary. As part of its review process, the Staff will make a determination of whether it believes the Company will be able to cure this deficiency.

If the Company does not qualify for the Second Compliance Period, or if the Staff grants a Second Compliance Period, but the Company does not regain compliance with the Bid Price Requirement by the end of the Second Compliance Period, the Staff will provide written notice to the Company that its securities are subject to delisting. Upon receipt of any delisting notice, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel (the “Panel”). However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

The Company intends to monitor the closing bid price of the Common Stock and will evaluate available options to regain compliance with the Bid Price Requirement, which could include seeking to effect a reverse stock split. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement or maintain compliance with the other listing requirements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: October 23, 2026	By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer